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Exhibit 10.21

NON-EXCLUSIVE SYSTEM PARTNER AGREEMENT

        This Non-Exclusive System Partner Agreement ("Agreement") is made and entered into this 23rd day of September, 2005 (the "Effective Date"), by and between KUKA Robotics Corporation, a Michigan corporation (hereinafter "KUKA"), having its principal place of business located at 22500 Key Drive, Clinton Township, Michigan 48036, and ACCURAY Incorporated, a California corporation (hereinafter "ACCURAY"), having its principal place of business located at 1310 Chesapeake Terrace, Sunnyvale, California 94089.

[*]
Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as [*]. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

TABLE CONTENTS

i

9.	TRAINING		13
	9.1	Consulting	13
	9.2	Technical Training	13
	9.3	Upgrades	13
	9.4	Other Training	13
10.	MARKETING		13
	10.1	Marketing Authority	13
	10.2	Restrictions	13
	10.3	Resale	13
	10.4	Press Releases and Other Marketing Materials	13
11.	INTELLECTUAL PROPERTY CLAIMS NOTICE		13
	11.1	Claims Notice	13
12.	FORCE MAJEURE		14
	12.1	Causes	14
	12.2	Notice	14
13.	DEFAULT		14
	13.1	Notice	14
	13.2	Causes of Breach	14
14.	CONFIDENTIAL INFORMATION		15
	14.1	Purpose	15
	14.2	Definition of Confidential Information	15
	14.3	Protection of Confidential Information	15
	14.4	Return of Confidential Information	16
	14.5	No Warranty	16
	14.6	Independent Development	16
	14.7	Equitable Relief	16
15.	INSURANCE REQUIREMENTS		16
	15.1	Insurance Coverage by ACCURAY	16
	15.2	Insurance Coverage by KUKA	17
16.	INDEMNIFICATION		18
	16.1	Indemnification by KUKA	18
	16.2	Indemnification by ACCURAY	18
	16.3	Limitation of Liability	18
17.	TERM/TERMINATION		18
	17.1	Term	18
	17.2	Termination	19
	17.3	Outstanding Purchase Orders	19
	17.4	Surviving Provisions	19
18.	NON-COMPETITION		19
	18.1	By ACCURAY	19

ii

	18.2	By KUKA	19
19.	MISCELLANEOUS		19
	19.1	Notices	19
	19.2	Schedules	19
	19.3	Assignment	19
	19.4	No Waiver	20
	19.5	Reference To Days	20
	19.6	Headings	20
	19.7	No Publication	20
	19.8	Severability	20
	19.9	Entire Agreement	20
	19.10	Cooperation	20
	19.11	Dispute Resolution	20
	19.12	Governing Law	21

iii

RECITALS

WHEREAS:

  KUKA is involved in the design, manufacture, sales and service of industrial robots;

  ACCURAY is involved in the design, manufacture, sale and service of stereotactic radiosurgery and radiotherapy systems, including but not limited to the CyberKnife, which integrated systems use, as a component part, industrial robots obtained by ACCURAY from third parties;

  On March 15, 2001, KUKA and ACCURAY entered into a Non-Exclusive System Partner Agreement ("SPA") whereby KUKA sold to ACCURAY industrial robots to be used by ACCURAY in its stereotactic radiosurgery and radiotherapy systems;

  Paragraph 19.9 of the SPA states that, "No modification of this Agreement will be binding on either Party unless in writing and signed by an authorized representative of each Party."

  The Parties desire to simultaneously terminate the March 15, 2001 SPA and enter into this new Non-Exclusive System Partner Agreement.

        NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties agree as follows:

1.     DEFINITIONS.

  The following capitalized terms will have the following meanings throughout this Agreement:

  1.1
  "ACCURAY Products" means ACCURAY stereotactic radiosurgery and radiotherapy systems, including but not limited to the CyberKnife. Some of the ACCURAY software included in the ACCURAY Products interfaces with the Software that will incorporate the Products as a component, which system will be marketed and sold to End Users by ACCURAY and its distributors.

  1.2
  "Application" means an integrated and working set of equipment, controls, hardware and software combined with the Products to perform a useful and desired task. All integration of the Products into the Application shall be exclusively performed by ACCURAY.

  1.3
  "Delivery Date" means the date specified in a Purchase Order for the delivery of Products by KUKA to the destination set forth in the Purchase Order.

  1.4
  "Documentation" means the user and technical manuals and other documentation that KUKA will provide to ACCURAY with the Products.

  1.5
  "Effective Date" has the meaning set forth on the cover page of this Agreement.

  1.6
  "End User" means the ultimate user of the Application—a customer of ACCURAY.

  1.7
  "Forecast" means ACCURAY's quarterly estimate of its purchase requirements for Products as described in Paragraph 3.3, below.

  1.8
  "Intellectual Property Rights" means all rights and patents, copyrights, moral rights, trade secrets, mask works, Marks, and other similar rights.

  1.9
  "Lead Time" means the time between the date a Purchase Order is received by KUKA and the Delivery Date.

  1.10
  "Marks" means the trademarks, service marks, trademark and service mark applications, trade dress, trade names, logos, insignia, symbols, designs, or other marks identifying a Party or its products.

  1.11
  "Non-conforming Products" means any Product received by ACCURAY that does not conform with the Specifications or otherwise does not comply with the requirements of a Purchase Order or other provision of this Agreement.

  1.12
  "Parties" means ACCURAY and KUKA.

  1.13
  "Parts" means the replacement parts, components, consumables or other products that may be supplied in conjunction with or as an addition to the Products.

  1.14
  "Product(s)" means the industrial robots of KUKA and all related Controllers, Software, Documentation, Parts and other deliverables provided pursuant to this Agreement as listed in SCHEDULE A; Schedule A may be updated from time to time.

  1.15
  "Purchase Order" means a written or electronic order issued by ACCURAY to KUKA for purchase of the Products.

  1.16
  "Shipment Date" means the date on which KUKA has placed the Product into the hands of the common carrier chosen by ACCURAY.

  1.17
  "Software" means any software or firmware included or bundled with the Products or otherwise provided pursuant to this Agreement, including but not limited to the software designated in the description of the Products in SCHEDULE A.

  1.18
  "SPA" means the Non-Exclusive System Partner Agreement between the Parties dated March 15, 2001.

  1.19
  "Specifications" means the technical and functional requirements for the Products as specified or referenced in SCHEDULE B.

  1.20
  "Subsidiary" means any entity controlled by a Party, through ownership or control of more than fifty percent (50%) of the voting power of the shares or other means of ownership or control, provided that such control continues to exist.

  1.21
  "Support" means the technical support available to ACCURAY for the Products provided by KUKA as more fully described in SCHEDULE C.

2.     SCOPE OF AGREEMENT.

        The SPA is terminated as of the Effective Date and shall be replaced by this Agreement in its entirety. This Agreement shall cover any Product ordered by ACCURAY prior to the Effective Date but not yet delivered by KUKA.

  2.1
  General.

  (a)
  This Agreement specifies the terms and conditions by which KUKA will sell to ACCURAY the Products listed in SCHEDULE A to this Agreement.

  (b)
  The Products will be incorporated by ACCURAY into ACCURAY Products for resale worldwide under the ACCURAY label. Except as otherwise expressly provided herein or as otherwise agreed to in a signed writing executed by the Parties, KUKA shall have no responsibility for the incorporation or integration of the Products into the ACCURAY Products.

  (c)
  The Products and ACCURAY Products will be marketed, serviced, and supported by ACCURAY's field organization, subject to the service and support obligations of KUKA set forth in this Agreement.

  (d)
  This Agreement shall enable ACCURAY to purchase Products from KUKA under the terms of this Agreement by issuance of a written Purchase Order. Unless a written addendum between the Parties specifically refers to and amends a specific term of this Agreement, or is otherwise agreed to in a signed writing executed by the Parties, the terms and conditions of this Agreement will control and take precedence over any conflicting term in any Purchase Order or any acceptance notification of a Purchase Order by KUKA.

    (e)
    KUKA assumes the obligation to supply ACCURAY with the Products listed in SCHEDULE A so long as ACCURAY only uses and incorporates those Products in the ACCURAY Products.

    (f)
    This Agreement will commence as of the Effective Date and continue until terminated either under the specific terms of this Agreement or, when a Party provides one (1) year prior written notice of its intent to terminate to the other Party.

    (g)
    This Agreement does not provide ACCURAY with the authority to act as an agent or dealer of the Products on behalf of KUKA and similarly does not give KUKA the authority to act as an agent or on behalf of ACCURAY. The relationship of the Parties under this Agreement is that of independent contractors and neither Party is a partner, employee, agent or joint venturer of or with the other. Under no circumstance is ACCURAY entitled to resell the Products unless such Products are first integrated into the ACCURAY Products.

    (h)
    This Agreement is not exclusive and, therefore, KUKA has the right to supply third parties other than ACCURAY with Products in similar markets. KUKA hereby acknowledges and agrees that at the time of this Agreement and until such time as an authorized representative of ACCURAY informs KUKA otherwise in writing, that KUKA is a sole supplier of industrial robots to ACCURAY, as such KUKA and ACCURAY often operate in a manner that encourages their respective employees to engage in an open and cooperative manner with one another and even though those engagements are governed by the Confidentiality Agreement attached hereto as SCHEDULE F, the Parties may wish to re-evaluate the manner in which they are engaged if KUKA were to engage with a third party in similar markets and therefore KUKA agrees to promptly notify ACCURAY in writing if KUKA engages with (including but not limited to entering discussions with, providing a quotation to, or otherwise begins the pursuit of a business relationship with) any other party in the stereotactic radiosurgery and/or radiotherapy market.

  2.2
  ACCURAY Responsibilities.    ACCURAY agrees to the following responsibilities in support of its relationship with KUKA under this Agreement:

  (a)
  ACCURAY is purchasing Products solely for incorporation and integration into Applications for sale to End Users.

  (b)
  All marketing, Product selection, sales, ordering, installation, incorporation and integration (as noted in subparagraph 2.3(a), above), warranty service, post installation support and Application support required by ACCURAY's customers are the responsibility of ACCURAY, except as otherwise provided in Section 2.4.

  (c)
  ACCURAY agrees that it is ACCURAY's responsibility to determine the appropriateness of a Product for use in any Application under consideration by ACCURAY, including the potential addition and use of safety devices in addition to those already provided by KUKA with the Products as noted in SCHEDULE B or as may be developed by KUKA in their pursuit of safer industrial robots.

    (d)
    ACCURAY agrees to maintain appropriately trained employees in the marketing, Product selection, sales, ordering, installation, incorporation, integration, warranty service and ongoing support and service of the Products.

    (e)
    ACCURAY agrees that it is responsible to ensure that ACCURAY's employees and employees of any of ACCURAY's customers who will use the Products as incorporated and integrated into the ACCURAY Products are trained in the safe operation of the Products in accordance with the training and safety documentation provided to ACCURAY by KUKA.

    (f)
    ACCURAY agrees to use its best efforts to inform KUKA of all of its customers' complaints which relate to any of the Products. ACCURAY also agrees to promptly report to KUKA all suspected Product safety problems and to assist KUKA in implementation of any safety changes deemed necessary as a result thereof.

    (g)
    ACCURAY agrees that all maintenance and service on the Products shall be conducted by appropriately trained individuals in accordance with any and all instructions and manuals regarding same provided to ACCURAY by KUKA.

    (h)
    ACCURAY will maintain for a period of ten (10) years from the date of the sale of each Product, a record of the customer, its address at the time of the sale, and the serial number of the ACCURAY Product installed at such customer's location. Further, ACCURAY agrees to make such records and other necessary information available to KUKA upon reasonable notice, to assist KUKA in Product recall or mandatory safety changes. ACCURAY shall provide KUKA an update on Product sales (that is ACCURAY Products installed by ACCURAY, incorporating Products) on no less than a quarterly basis.

    (i)
    ACCURAY will obtain all required approvals and will otherwise comply with all applicable federal, state, and local laws and regulations in making, selling, leasing or otherwise distributing the ACCURAY Products including, without limitation: (1) the export regulations of the United States applicable to any export of Products and (2) the regulations or other requirements of the FDA and other similar bodies in countries outside the United States to which ACCURAY exports ACCURAY Products.

    (j)
    ACCURAY will, at all times, conduct business in a manner which will reflect favorably on the Products, and the good name and reputation of KUKA. In particular, ACCURAY will not make any representations concerning the Specifications, features or capabilities of the Products other than those representations specifically set forth in the Product materials provided to ACCURAY by KUKA, or make, publish, cause to be published, encourage or approve of any advertising or practice related to the Products which might mislead or deceive the public or might be detrimental to the good name, the goodwill or reputation of KUKA, or the KUKA trademarks. ACCURAY agrees to discontinue any advertising or practice which KUKA may deem to have such effect of violating this Paragraph 2.3 (j).

    (k)
    ACCURAY agrees to provide KUKA with any required exemption certificate or other documentation necessary to exempt KUKA from the payment of sales or use tax on the Products sold to ACCURAY pursuant to this Agreement where such exemption is available to KUKA and ACCURAY is notified in writing by KUKA of such exemption. ACCURAY shall be solely responsible for collecting any required sales or use tax on the sale of Applications or ACCURAY Products incorporating Products to End Users and ACCURAY shall to the fullest extent permitted by law indemnify and hold KUKA harmless from and against any and all sales or use tax liability resulting from such sales.

    (l)
    ACCURAY acknowledges that safe use of the Products cannot be overemphasized. ACCURAY also acknowledges that the Products are industrial robots and that such Products were not designed or intended to operate with humans in the working range of the robot. The Application and incorporation and integration of the Products into the ACCURAY Products is solely the concept of ACCURAY and, therefore, ACCURAY has agreed to be responsible for safety issues regarding human contact with the Product, except as otherwise expressly provided in this Agreement.

    (m)
    In addition to its Forecast obligations under Paragraph 3.3, below, during the term of this Agreement ACCURAY agrees to notify KUKA of all its actual needs for purchase of industrial robots and, assuming KUKA's ability to be competitive with regard to quality, pricing and delivery, provide KUKA preferred status as supplier of industrial robots to ACCURAY, consistent with ACCURAY's need to avoid having a sole or single source for industrial robots.

    (n)
    ACCURAY agrees to notify KUKA of the facts and circumstances surrounding any claim involving property damage, personal injury or death allegedly caused by the ACCURAY Products in so far as such claim relates to the Products.

    (o)
    ACCURAY will continue to keep KUKA apprised of any change in the function or form of the ACCURAY Products and shall provide KUKA with any risk analysis it performs or has performed on the ACCURAY Products in so far as such relates to the Products.

    (p)
    If ACCURAY has not entered into a maintenance agreement for the Products with KUKA, then, at the written request of KUKA, ACCURAY will use its best efforts to arrange an opportunity for KUKA to inspect the Products (at KUKA's sole expense) in conjunction with the planned preventive maintenance of an End User, for each year the Products (as incorporated into the ACCURAY Products) are being used by an End User.

    (q)
    ACCURAY shall, no later than one (1) week after receiving notice of a suspected Product safety issue from KUKA (pursuant to Paragraph 2.4(g) below), contact KUKA and fully cooperate by providing all reasonable assistance to KUKA to eliminate or rectify the safety issue with regard to the Products.

  2.3
  KUKA Responsibilities.

    KUKA agrees to the following responsibilities in support of its relationship with ACCURAY under this Agreement:

    (a)
    The Products will conform to the Specifications and the material listed in SCHEDULE B; Schedule B may be updated from time to time.

    (b)
    KUKA will use its best efforts to inform ACCURAY as far in advance of shipment as possible of any changes, alterations, upgrades, and enhancements to the Products which will either alter the functional Specifications or materially impact the integration of the Products into the ACCURAY Products. Such information by KUKA shall be transmitted via a KUKA "Notice of Product or Equipment Change Form".

    (c)
    KUKA acknowledges that ACCURAY has indicated that KUKA is a sole source of supply of robots to ACCURAY and any failure to supply would greatly impact ACCURAY's business, therefore, KUKA agrees to use its best efforts in fulfilling the forecast and upside in a timely and consistent manner and providing prompt written notification to ACCURAY when KUKA may not be able to do so.

    (d)
    KUKA acknowledges that they are aware ACCURAY is incorporating the Products into a medical device, however, KUKA represents that the Products are industrial robots and that such Products were not designed or intended to operate with humans in the working range of the robot. KUKA also acknowledges that ACCURAY has agreed that the Application and incorporation and integration of the Products into the ACCURAY Products is solely the concept of ACCURAY and, therefore, ACCURAY has agreed to be responsible for safety issues regarding human contact with the Product as incorporated into the ACCURAY Products. However, if KUKA enters into an agreement with another party pursuant to which it assumes liability for an application that is substantially similar to the ACCURAY Products, then, as of the effective date of such agreement, KUKA shall automatically be deemed to have assumed an identical degree of liability with respect to the Products under this Agreement.

    (e)
    KUKA agrees to maintain appropriately-trained employees in the sales, ordering, installation, warranty service, and its Support obligations regarding the Products.

    (f)
    KUKA agrees to provide assistance to ACCURAY when necessary for maintenance and service of the Products, when requested by ACCURAY at KUKA's then current service rates (unless ACCURAY has entered a service agreement or other contractual arrangement with KUKA for maintenance or service), in a timely manner. KUKA acknowledges that timeliness is important because ACCURAY provides the End User with an uptime guarantee with respect to the ACCURAY Products.

    (g)
    KUKA agrees to use its best efforts to report promptly to ACCURAY all suspected Product safety problems solely with respect to the Products and any safety problems with the Products that KUKA may become aware of as a result of the Products being incorporated and integrated into the ACCURAY Products, discovered by KUKA, and to assist ACCURAY in implementation of any safety changes deemed necessary as a result thereof.

    (h)
    KUKA will maintain for a period of ten (10) years from the date of the shipment of each Product the production records of said Product. Further, KUKA agrees to make such records and other necessary information available for inspection by ACCURAY upon reasonable notice.

    (i)
    KUKA agrees to comply with all federal, state, local and foreign laws, rules and regulations applicable to its performance of this Agreement and its manufacture of the Products.

    (j)
    KUKA will obtain all required approvals and will otherwise comply with all applicable federal, state, and local laws and regulations in making, selling, leasing or otherwise distributing the Products including, without limitation: (1) the export regulations of the United States applicable to any export of Products and (2) the regulations or other requirements of countries outside the United States to which KUKA exports the Products on ACCURAY's behalf.

    (k)
    KUKA will, at all times, conduct business in a manner which will reflect favorably on the ACCURAY Products, and the good name and reputation of ACCURAY. In particular, KUKA will not make any representations concerning the Specifications, features or capabilities of the ACCURAY Products other than those representations specifically set forth in the materials as provided by ACCURAY to KUKA, or make, publish, cause to be published, encourage or approve of any advertising or practice related to the Products or ACCURAY Products which might mislead or deceive the public or might be detrimental to the good name, the goodwill or reputation of ACCURAY, or the ACCURAY Marks. KUKA agrees to discontinue any advertising or practice which ACCURAY may deem to have such effect of violating this Paragraph 2.4 (k).

    (l)
    KUKA shall, no later than one (1) week after receiving notice of a suspected Product safety issue from ACCURAY, contact ACCURAY and fully cooperate by providing all reasonable assistance to ACCURAY to eliminate or rectify the safety issue with regard to the Products.

3.     ORDER AND SHIPMENT OF PRODUCTS.

  3.1
  Purchase Orders.    Each delivery of a Product will be initiated by a Purchase Order issued by ACCURAY to KUKA. Each Purchase Order will include, at least, the following information:

  (a)
  Product identity quantity;

  (b)
  unit price;

  (c)
  shipping destination;

  (d)
  requested Delivery Date;

  (e)
  KUKA part numbers/references; and

  (f)
  other instructions or requirements pertinent to the Purchase Order.

  3.2
  Order Acknowledgement.    A Purchase Order will be deemed to have been placed as of the date of receipt of the Purchase Order by KUKA. KUKA will promptly confirm the receipt of a Purchase Order electronically or through facsimile to ACCURAY within two (2) business days after receipt. Purchase Orders within Forecast, Lead Time and other requirements consistent with the terms of this Agreement will be deemed accepted upon receipt by KUKA. For Purchase Orders exceeding Forecast, shortening Lead Time or materially varying any other term of this Agreement ("Conflicting Terms"), KUKA will have two (2) additional business days in which to reject the Purchase Order in writing with respect to such Conflicting Terms. If an ACCURAY Purchase Order exceeds the Forecast or shortens the Lead Time, KUKA will use its best efforts to fill such excess or accommodate such shorter Lead Time, or shall have the right to reject any such Purchase Order in writing.

  3.3
  Forecasts.    Certain sales goals need to be established to meet the market goals and strategies individually set by KUKA and ACCURAY. Therefore, ACCURAY shall supply to KUKA, on a quarterly basis, a rolling Forecast of its projected Product order requirements. Quantities listed in any Forecast or other correspondence between the Parties are non-binding estimates made as an accommodation for planning purposes and do not constitute a commitment on ACCURAY's part to purchase, or KUKA's part to sell, such quantity.

  3.4
  Lead Time.    KUKA will determine the Lead Time for each Product, which in no event will exceed sixteen (16) weeks without ACCURAY's prior written consent. Should ACCURAY request air freight, the Lead Time will not exceed twelve (12) weeks. ACCURAY acknowledges that any request to shorten the Lead Time or expedite shipment of Products may result in an increase in the purchase price of the Products to cover such request; however, any such increase shall be reasonable and based upon an increase in KUKA's actual expenditures to meet such request.

  3.5
  Order Changes.    ACCURAY may without charge cancel any Purchase Order by notice to KUKA at least thirty (30) days prior to the Delivery Date. If, however, ACCURAY cancels a Purchase Order after such time period, KUKA will be entitled to be reimbursed a percentage of the purchase price of the Purchase Order (or the portion thereof cancelled) by ACCURAY according to the following Schedule:

Days from cancellation to Scheduled Delivery Date	Percentage of cancelled item
23-30	[*]	%
16-22	[*]	%
9-15	[*]	%
Less than 9 days	[*]	%

  ACCURAY may without charge postpone or delay for up to a maximum of forty-five (45) days any Purchase Order by notice to KUKA. Should ACCURAY find it necessary to request a longer postponement or delay, the Parties shall in good faith negotiate a mutually agreeable and amicable settlement in writing of any monies owed by ACCURAY to KUKA as a result thereof, if any.

  3.6
  Shipment Requirements.    All Products are required to be shipped complete. KUKA will give ACCURAY immediate notice if it knows that it cannot meet a Delivery Date or that only a portion of the Products will be available for shipment to meet a Delivery Date. For partial shipments, KUKA will ship the available Products unless directed by ACCURAY to reschedule shipment. ACCURAY may utilize drop shipment options to any ACCURAY designated delivery destination. If ACCURAY designates a drop shipment location outside North America, ACCURAY agrees to pay any actual additional costs associated with such shipment.

  3.7
  Meeting Delivery Dates.    If, due to KUKA's failure to make a timely shipment, the specified method of transportation would not permit KUKA to meet the Delivery Date, the Products affected will be shipped by the most expedient means. KUKA will pay for any resulting increase in the freight costs over that which ACCURAY would have been required to pay for the specified method of transportation.

  3.8
  Shipment Date.    Upon receipt of a Purchase Order, KUKA shall notify ACCURAY of a proposed Shipment Date for each Product. Orders for any Products may not be cancelled, for any reason whatsoever, by ACCURAY after the Shipment Date.

  3.9
  Shipment Terms.    All Products are to be ordered directly from KUKA, Clinton Township, Michigan USA. However, in some instances, Products may be directly shipped from KUKA's parent company, KUKA Roboter GmbH located in Augsburg, Germany. ACCURAY will be advised if shipment will be F.O.B., Clinton Township, Michigan USA or if the shipment will be made C.I.F. directly from Germany. The Product price will not be affected and KUKA will be responsible for the difference in shipping costs if shipped from Germany instead of Michigan, unless a specific request is made by ACCURAY for an expedited shipment.

  3.10
  Title and Risk of Loss.    Title to a Product ordered under this Agreement will pass from KUKA to ACCURAY upon KUKA's receipt of one hundred percent (100%) of the purchase price for the Product. Until such time KUKA shall retain a purchase money security interest in the Products, which security interest shall be superior to any other security interest created or granted by ACCURAY prior to the date KUKA receives full payment of the purchase price for the Products which interest shall be a first lien on the Products. ACCURAY agrees to execute and deliver, and KUKA may file, all documents which may be necessary to perfect

[*]
Certain information on this page has been redacted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

    and assure retention of title to the Products in KUKA until such one hundred percent (100%) payment is made by ACCURAY. This Agreement shall serve as a security agreement in favor of KUKA regarding such Products. If default is made in any of the payments, in either the manner, form or at the time herein specified, KUKA shall be entitled to the immediate possession of said Product and shall be free to enter the premises where such Product may be located and remove the same as its property, without prejudice to any further damages which KUKA may suffer by reason of ACCURAY's refusal or failure to surrender the Product when so required. In case notes are accepted under this Agreement they shall be mere evidence of indebtedness and not payment, and if any note is not paid when due, then such note shall, at the option of the holder, become immediately due and payable. All collection and exchange charges shall be payable by ACCURAY. Delivery of Product and renewal of notes hereunder, if any, are contingent upon ACCURAY's financial condition being at all times satisfactory to KUKA. ACCURAY agrees that any renewal of notes shall not waive any lien that KUKA has upon the Products. Risk of loss or damage for Products ordered under this Agreement will pass from KUKA to ACCURAY upon KUKA's delivery of the Products to the common carrier specified by ACCURAY.

  3.11
  Packing Lists.    Each delivery of a Product to ACCURAY must include a packing list that contains at least:

  (a)
  the Purchase Order number;

  (b)
  the quantity of Products shipped;

  (c)
  the serial numbers of the Products shipped; and

  (d)
  the date of shipment.

  3.12
  Packaging.    KUKA must preserve, package, handle and pack all Products so as to protect the Products from loss or damage, in conformance with good commercial practice, the Specifications, government regulations, and other applicable standards.

4.     PRICES AND PAYMENT TERMS.

  4.1
  Product Prices.    KUKA's prices for the Products are listed in attached SCHEDULE D, in United States currency (unless otherwise agreed) and are valid for one (1) year after the Effective Date. The prices for Parts will be KUKA's then published prices, less any applicable discounts, unless the Parties, in writing, agree to a price Schedule for Parts. Products and Parts will be subject to any applicable prompt payment discounts. KUKA and ACCURAY agree to review Product prices on an annual basis. Prices cannot increase more often than annually or by more than [*] of the Consumer Price Index for All Urban Consumers (CPI-U): U.S. City average, All Items, or successor index. The Parties may agree from time to time on special pricing but any such agreements must be made in a writing signed by the Parties.

  4.2
  Changed Prices.    If during the term of this Agreement changed prices or price formulas are put into effect by mutual agreement of the Parties, such prices or price formulas will only apply to all Purchase Orders issued by ACCURAY after the effective date of such prices or price formulas, unless otherwise mutually agreed to in a writing signed by the Parties.

  4.3
  Payment Procedure.    Payment for the Products will be made net thirty (30) days after receipt of the Products by ACCURAY. Except as otherwise provided in this Agreement, all associated

[*]
Certain information on this page has been redacted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

    freight expenses and duties will be paid directly by ACCURAY. ACCURAY will not be liable for costs related to or payments for unordered or Non-conforming Products.

  4.4
  Sales Taxes and Duties.    Prices as listed on SCHEDULE D are exclusive of all taxes or duties after delivery to the destination designated in the purchase order (other than taxes levied on KUKA's income) that KUKA may be required to collect or pay upon shipment of the Products. Any such taxes or duties must appear as a separate item on KUKA's invoice. ACCURAY agrees to pay such taxes or duties unless ACCURAY is exempt from such taxes or duties.

5.     NON-CONFORMING PRODUCTS.

  5.1
  Notice/Discovery.    ACCURAY shall have ninety (90) days after receipt of a Product to test the Product to determine conformity and compliance with the Specifications and the Purchase Order ("Test Period"); provided, however, that ACCURAY shall use commercially reasonable efforts during the Test Period to promptly determine whether the Product conforms to and complies with the Specifications and/or the Purchase Order. In the event that, during the Test Period, ACCURAY determines that a Product does not conform to and/or comply with the Specifications and/or the Purchase Order, then ACCURAY will use its best efforts to notify KUKA of such noncompliance and/or nonconformity within forty-eight (48) hours from the date that such nonconformity is discovered by ACCURAY.

  5.2
  Repair Period.    If, prior to the expiration of the Test Period, ACCURAY notifies KUKA in writing that a Product does not perform in accordance with the Specifications, KUKA shall, within thirty (30) days after receipt of such notice from ACCURAY, work with ACCURAY to test the Product and if it is determined that the Product, with proper handling by ACCURAY, does not perform in accordance with the Specifications then KUKA shall, at its own cost, repair, replace, or modify such Non-conforming Product. If, however, it is determined by KUKA that the Product cannot be made to perform in accordance with the Specifications, ACCURAY shall have the right to return the Non-conforming Product to KUKA (at KUKA's expense) upon which KUKA shall at ACCURAY's option, either: (i) replace the Non-conforming Product with a conforming Product at KUKA's expense or (ii) reimburse the purchase price paid (including any actual shipping and insurance costs paid by ACCURAY) for the Product to ACCURAY. These shall be the exclusive remedies available to ACCURAY in the case of any Non-conforming Product.

  5.3
  Return Charges.    All Non-conforming Products returned by ACCURAY to KUKA pursuant to Paragraph 5.2, above, as well as any replacement or repaired Products shipped by KUKA to ACCURAY to replace all or part of the Non-conforming Products, will be at KUKA's risk and expense, including transportation charges.

6.     WARRANTIES.

  6.1
  Product Warranties.    KUKA warrants that:

  (a)
  all Products will be free from defects in design, material, and workmanship, and will operate in accordance with the Specifications;

  (b)
  all Products will be manufactured, processed and assembled by KUKA or an affiliated company;

  (c)
  all Products will conform to the Specifications;

  (d)
  all Products will be new, except as otherwise agreed to by the Parties;

    (e)
    except as provided in paragraph 3.10, above, all Products will be free and clear of all liens, encumbrances, restrictions and other claims against title or ownership;

    (f)
    that KUKA has the right to sell the Products and enter into this Agreement;

    (g)
    all Products will be of merchantable quality.

  6.2
  Survival of Warranties.    All warranties specified in Paragraph 6.1, above, will survive any inspection, delivery, acceptance or payment by ACCURAY and be in effect for a period of twenty four (24) months following the shipment from the point of origin for the Product, with a maximum of twelve (12) months of the warranty assignable to the End User. The warranties provided under this Agreement cover defects in materials and workmanship on components which are utilized in the manufacture of the Products. The warranties are only valid if the Products are operated within the capacities given, and are maintained and serviced according to the maintenance and service instructions as outlined and provided by KUKA. Damages and injuries due: (i) to collisions not caused by Product malfunction, (ii) to misapplication/misuse, (iii) to improper installation and service or repair are excluded from the Product warranty. Abuse, misuse, alteration or modification other than incorporating and integrating the Product into the ACCURAY Products, shall result in the warranties noted in this Section 6 to be null and void.

  6.3
  Intellectual Property Rights Warranty.    KUKA represents and warrants that the Products do not and will not violate or infringe any third party's Intellectual Property Rights. KUKA further warrants that it is currently not aware of any facts upon which such a claim for Intellectual Property Rights can be made. If KUKA learns of any claims or any facts upon which claims for violation of Intellectual Property Rights of others could be made, it will promptly notify ACCURAY of this information. KUKA will at its own expense and as set forth herein, defend any action brought against ACCURAY in respect to any claim that the design or manufacture of any Product, constitutes an infringement of any patents or other intellectual property rights of a third party. KUKA will pay all damages and costs either awarded in a suit or paid by way of settlement, which are based on such claim of infringement, provided that ACCURAY promptly notifies KUKA in writing of such claim of infringement and gives KUKA full authority, information and assistance in settling or defending such claim, and KUKA will, in its sole discretion and at its own expense, either (i) procure a license which will protect ACCURAY against such claim without cost to ACCURAY, (ii) replace said Product with a non-infringing Product with substantially similar form, fit, and function, or if neither (i) or (ii) are available as remedies (iii) remove said Product and refund the price paid by ACCURAY and aid ACCURAY in securing a substitute product for any affected End User. KUKA shall have no liability whatsoever hereunder with respect to any claims settled by ACCURAY without KUKA's prior written consent. KUKA EXPRESSLY EXCLUDES from and ACCURAY waives any liability hereunder and ACCURAY shall hold KUKA harmless from and against any expense, loss, costs, damages or liability resulting from claimed infringement of patents, trademarks, copyrights or any other intellectual property rights in the proportional level or amount that such infringement: (1) arises from a use of or a combination of said Product with other equipment, processes, programming applications or materials not furnished under this contract, (2) based on items used together with the Product not furnished by KUKA. THE FOREGOING STATES KUKA'S ENTIRE LIABILITY FOR ANY CLAIM BASED UPON OR RELATED TO ANY ALLEGED INFRINGEMENT OF ANY PATENT OR OTHER INTELLECTUAL PROPERTY RIGHTS.

  6.4
  ACCURAY Warranties.    ACCURAY warrants and represents:

  (a)
  It is not restricted from entering into this Agreement with KUKA, and ACCURAY covenants that it will not enter into any agreement which will, in any way, be in conflict with the terms of this Agreement.

  (b)
  It is financially able and willing to meet the payment terms of this Agreement. ACCURAY shall notify KUKA in writing prior to any Shipment Date if ACCURAY has reason to believe it may become unable to meet its payment obligations under this Agreement for any reason.

  (c)
  ACCURAY shall indemnify, defend and hold KUKA harmless from and against any claim or charge of infringement, contributory infringement or inducement or infringement arising from any combination by ACCURAY of any Product with any other apparatus, or from the Application by ACCURAY of any Product to the proportional level that such claim is based upon the combination, including, without limitation, the items comprising the "value added kit" described in greater detail in Section 6.1 of Schedule A to this Agreement.

  6.5
  KUKA Warranties.    KUKA warrants and represents:

  (a)
  It is not restricted from entering into this Agreement with ACCURAY, and KUKA covenants that it will not enter into any agreement which will, in any way, be in conflict with the terms of this Agreement.

  (b)
  It is financially able and willing to meet the terms and conditions of this Agreement. KUKA shall notify ACCURAY in writing if it has any reason to believe that it may become unable to meet its obligations under this Agreement for any reason.

  6.6
  DISCLAIMER OF ALL OTHER WARRANTIES.    THE PARTIES AGREE THAT, EXCEPT AS EXPRESSLY PROVIDED IN THIS AGREEMENT, NEITHER PARTY MAKES (AND THE OTHER PARTY SPECIFICALLY WAIVES) ANY OTHER WARRANTIES, EITHER EXPRESS OR IMPLIED, WHETHER AT EQUITY OR IN LAW, INCLUDING, BUT NOT LIMITED TO, FITNESS FOR ANY PARTICULAR PURPOSE.

7.     SUPPORT SERVICES.

  7.1
  General.    KUKA will provide ACCURAY with Support for the Products as specified in the attached SCHEDULE C. KUKA will maintain such number of qualified personnel as is necessary to provide timely and knowledgeable Support to ACCURAY. KUKA warrants that all Support will be provided in a professional and workmanlike manner.

  7.2
  Survival of Support Obligations.    KUKA's Support obligations, including but not limited to the stocking of spare parts, will run for a period of seven (7) years after ACCURAY takes delivery of the last Product sold by KUKA to ACCURAY under this Agreement.

8.     OBSOLESCENCE AND DESIGN CONTROL.

  8.1
  Lifetime Buy Rights.    KUKA acknowledges its obligation to manufacture, supply and Support the Products without interruption during the term of this Agreement. If, however, KUKA seeks to discontinue the supply or Support of any Product listed on SCHEDULE A (a "Discontinued Product"), KUKA will give notice to ACCURAY no less than twelve (12) months in advance of the last date the Discontinued Product can be ordered by ACCURAY.

  8.2
  Design Changes.    KUKA shall not change the Products in form, fit or function ("Design Change") without prior written notice to ACCURAY, and KUKA will give notice to ACCURAY no less than twelve (12) months in advance of the last date the Product can be ordered by ACCURAY prior to the implementation of any such Design Changes.

9.     TRAINING.

  9.1
  Consulting.    In support of Product Documentation conveyed by KUKA to ACCURAY, KUKA will provide consulting services in accordance with the terms set forth in attached SCHEDULE E. KUKA representatives shall be available for technical consultation on individual Products. If ACCURAY makes a request for consulting services that KUKA deems will result in a cost to ACCURAY other than as set forth in SCHEDULE E, KUKA will inform ACCURAY and obtain written approval prior to commencing the consultation.

  9.2
  Technical Training.    KUKA will provide to ACCURAY technical training on the Products. All technical training on the Products will typically be completed at a KUKA facility in Michigan. ACCURAY shall bear all travel and lodging expenses associated with such training. KUKA reserves the right to reject training any ACCURAY employee if their qualifications are deemed inadequate.

  9.3
  Upgrades.    ACCURAY may further request and KUKA will provide additional training at no charge as reasonably necessary to inform ACCURAY personnel of upgraded, enhanced or new versions of the Product. Other training, however, will be provided upon mutually agreeable terms and conditions.

  9.4
  Other Training.    ACCURAY may conduct training, provide customer service and supply KUKA Parts only for service organizations with which ACCURAY has had a long-standing relationship, which training, customer service and supply must otherwise be in accordance with the terms of this Agreement. It is not contemplated by this Agreement that KUKA will be involved in the training of ACCURAY customers or End Users.

10.   MARKETING.

  10.1
  Marketing Authority.    ACCURAY will have the authority to market the Products only if and when they are incorporated and integrated in the ACCURAY Products.

  10.2
  Restrictions.    ACCURAY agrees not to sell Products directly to any third party unless and until the Products are incorporated and integrated in the ACCURAY Products. Specifically, ACCURAY may not sell Products to, without limitation, nameplate auto/truck manufacturers or specified Tier I suppliers in the automotive market.

  10.3
  Resale.    ACCURAY may not resell or remarket the Products to third parties unless and until the Products are incorporated and integrated in the ACCURAY Products.

  10.4
  Press Releases and Other Marketing Materials.    ACCURAY and KUKA shall have the right to approve each other's press releases and marketing materials in so far as such materials are either specifically related to the relationship of the Parties herein or relate only to the other Party. KUKA shall have all rights to market the Products and ACCURAY shall have all rights to market the ACCURAY Products separately without the consent of the other.

11.   INTELLECTUAL PROPERTY CLAIMS NOTICE.

  11.1
  Claims Notice.    With respect to claims under Paragraph 6.3, above, ACCURAY agrees to:

  (a)
  Promptly deliver to KUKA all infringement notices and other related papers received by or served upon ACCURAY related to the Products;

    (b)
    Promptly turn over to KUKA control of any resulting litigation, including settlement negotiations; and

    (c)
    If requested and at KUKA's expense, assist KUKA in the conduct of the defense to litigated infringement claims.

  If ACCURAY fails to perform any of the activities described in paragraphs (a), (b) or (c) above, and KUKA is damaged by, or subjected to liability as a result of such failure, the warranty set forth in Paragraph 6.1(f), above, shall be void to the extent of said damage or liability so caused. ACCURAY may be represented by and actively participate through its own counsel at its own cost in any such claim or proceeding if it so desires. KUKA agrees not to make any settlement that may adversely affect the business and/or good will of ACCURAY or the ACCURAY Products, without prior written consent of ACCURAY, such consent not to be unreasonably withheld.

12.   FORCE MAJEURE.

  12.1
  Causes.    Neither Party will be liable to the other for any delay in performance under this Agreement caused by any "act of God" or any other cause beyond the Parties' reasonable control and without the Parties' fault or negligence (a "Delaying Cause") such as, by way of example but not by way of limitation: fires, civil disobedience, war, acts of terrorism, riots, strikes, lockouts, work stoppages, floods, unavailability of suitable transport, changes in governmental requirements, unforeseeable local conditions, inadequate site preparation, or uncompleted site civil engineering work.

  12.2
  Notice.    A Party asserting a delay in performance under Paragraph 12.1, above, will immediately give the other Party notice of any delay (and cause thereof) and its best estimate of the expected duration of such cause. In the event of a delay and cause, a Party may cancel any Purchase Order so affected if the cause is not rectified or removed within sixty (60) days of receiving such notice from the other Party.

13.   DEFAULT.

  13.1
  Notice.    If either Party is in breach of any material provision of this Agreement, the non-breaching Party may by notice to the breaching Party, except as otherwise prohibited by the United States bankruptcy laws, immediately give notice of its intent to terminate this Agreement or any Purchase Order unless the breaching Party cures the breach [other than other Paragraph 13.2(c)] within thirty (30) days after receiving such notice or other timeline as mutually agreed to in writing by the Parties.

  13.2
  Causes of Breach.    For purposes of Paragraph 13.1, above, the term "breach" includes, without limitation, any:

  (a)
  proceeding whether voluntary or involuntary in bankruptcy or insolvency by or against a Party;

  (b)
  appointment with or without a Party's consent of a receiver or an assignee for the benefit of creditors;

  (c)
  proceeding for reorganization under any federal or state insolvency or bankruptcy law; any involuntary proceeding, appointment or proceeding under (a), (b) or (c) shall not be a breach if dismissed within sixty (60) days;

  (d)
  material and repeated failure by KUKA to make a delivery of a Product in accordance with the requirements of this Agreement or any Purchase Order;

    (e)
    failure by KUKA to replace or repair Non-conforming Products in a timely manner as required by Section 5, above; or

    (f)
    other failure by a Party to comply with any material provision of this Agreement with additional failure to provide the non-breaching Party, upon request, with reasonable assurances of future performance.

    Termination of the Agreement, for any or no reason shall not relieve ACCURAY of any of its payment obligations hereunder or KUKA of any of its delivery obligations under accepted purchase orders, unless the cause of the termination is ACCURAY's inability to pay.

14.   CONFIDENTIAL INFORMATION.

  14.1
  Purpose.    In performing this Agreement the Parties have (and will) disclose to each other certain information that the disclosing Party considers to be proprietary or confidential, or both, and which the disclosing Party desires to keep confidential ("Confidential Information").

  14.2
  Definition of Confidential Information.    "Confidential Information" includes, but is not limited to: trade secrets, discoveries, ideas, concepts, know-how, techniques, designs, specifications, drawings, diagrams, data, computer programs, business activities and operations, customer lists, reports, business records and plans, financial statements, products, inventions, product design information, pricing structure, discounts, costs, source codes and/or object codes, copyrights, patents and other intellectual property, proprietary information, studies and other technical and business information. Confidential Information also includes descriptions, the existence or progress of this Agreement. The confidentiality obligations set forth in this Section 14, below, shall not apply to disclosed information which the receiving Party can prove: (a) the receiving Party knew of at the time of disclosure, free of any obligation to keep it confidential, as evidenced by written records; or (b) is or becomes generally publicly known through authorized disclosure; or (c) the receiving Party independently developed without the use of any Confidential Information as evidenced by written records; or (d) the receiving Party rightfully obtains from a third party who has the right to transfer or disclose it; or (e) information disclosed by operation of law; or (f) any other information that both Parties agree in writing is not confidential.

  14.3
  Protection of Confidential Information.    The receiving Party understands and acknowledges that the Confidential Information has been developed or obtained by the disclosing Party by the investment of significant time, effort and expense, and that the Confidential Information is a valuable, special and unique asset of the disclosing Party which provides the disclosing Party with a significant competitive advantage, and needs to be protected from improper disclosure. In consideration for the disclosure of the Confidential Information, the receiving Party agrees to hold in confidence and to not disclose the Confidential Information to any person or entity without the prior written consent of the disclosing Party. In addition, the receiving Party agrees that:

  (a)
  No Copying/Modifying.    The receiving Party will not copy or modify any Confidential Information without the prior written consent of the disclosing Party.

  (b)
  Application to Employees.    The receiving Party shall not disclose any Confidential Information to any employees of the receiving Party, except those employees who are required to have the Confidential Information in order to perform their job duties in connection with the Purpose of this Agreement. Each permitted employee to whom Confidential Information is disclosed shall sign a non-disclosure agreement substantially the same as this Agreement.

    (c)
    Unauthorized Disclosure of Information.    If it appears that the receiving Party has disclosed (or has threatened to disclose) Confidential Information in violation of this Agreement, the disclosing Party shall be entitled to injunctive relief to restrain the receiving Party from disclosing, in whole or in part, the Confidential Information. The disclosing Party shall not be prohibited by this provision from pursuing other remedies, including a claim for losses and damages.

    (d)
    Legal Action.    If the receiving Party faces legal action or is subject to legal proceedings requiring disclosure of Confidential Information, then, before disclosing any such Confidential Information, the receiving Party will immediately notify the disclosing Party and, upon the disclosing Party's request, cooperate with the disclosing Party in contesting such request.

  14.4
  Return of Confidential Information.    All Confidential Information furnished under this Agreement shall remain the sole property of the disclosing Party and shall be returned to it or destroyed or purged promptly upon expiration of this Agreement or earlier at its request. All documents, memoranda, notes and other tangible embodiments whatsoever prepared by the receiving Party based on or which includes Confidential Information shall be destroyed to the extent necessary to remove all such Confidential Information. All destruction under this Paragraph 14.4 shall be certified in writing to the disclosing Party by an authorized officer of the receiving Party.

  14.5
  No Warranty.    Except as expressly set forth in this Agreement, no license under any patent, copyright, mask right or other proprietary right is granted or conveyed by one Party's transmittal of Confidential Information or other information to the other Party under this Agreement.

  14.6
  Independent Development.    Each Party understands that the receiving Party may currently or in the future be developing information internally, or receiving information from other parties that may be similar to the disclosing Party's Confidential Information. Accordingly, nothing in this Agreement will be construed as a representation or inference that the receiving Party will not develop products, or have products developed for it, that, without violation of this Agreement, will compete with the products or systems contemplated by the disclosing Party's Confidential Information.

  14.7
  Equitable Relief.    Each Party acknowledges that its breach of this Section 14 may result in immediate and irreparable harm to the disclosing Party, for which there will be no adequate remedy at law, and the disclosing Party shall therefore be entitled to equitable relief to compel the receiving Party to cease and desist all unauthorized use and disclosure of the disclosing Party's Confidential Information.

15.   INSURANCE REQUIREMENTS.

  15.1
  Insurance Coverage by ACCURAY.    ACCURAY agrees to maintain during the term of this Agreement and thereafter until the conclusion of the warranty period set forth herein with a carrier rated not less than A by A.M. Best & Co. insurance coverage as follows: (a) Commercial general liability, including broad form vendors' liability, participants, product liability, personal and advertising injury, broad form contractual and completed operations coverage with limits of no less than ten million dollars ($10,000,000) combined single limit for bodily injury, death and property damage; and (b) Statutory workers' compensation and employer's liability coverage meeting all state and local requirements, but in no case with limits of less than one million dollars ($1,000,000).

    (a)
    Certificates/Cancellation.    Within ten (10) days of the Effective Date and on an annual basis thereafter ACCURAY shall furnish to KUKA evidence that the insurance described in Paragraph 15.1, above, continues to be in full force and effect. Each such certificate shall include provision for thirty (30) days prior notice of cancellation to the Parties by the insurer.

    (b)
    Additional Insured.    All insurance purchased by ACCURAY, pursuant to Paragraph 15.1, above, shall name KUKA, its affiliates, employees, agents, representatives and assigns, as additional insureds under the policies.

    (c)
    Primary Coverage.    The policies of insurance purchased by ACCURAY pursuant to Paragraph 15.1, above, shall act as primary coverage in the event of a dispute, claim or lawsuit arising out of the use of an ACCURAY Products, whether one or both of the Parties is a party to the dispute, claim or lawsuit.

    (d)
    Claims Made Coverage.    All policies should have per occurrence coverage. However, if any of the policies of insurance purchased by ACCURAY contain "claims made" coverage, with respect to such policies, maintain such coverage with KUKA named as an additional insured for a minimum of ten (10) years after termination of this Agreement.

    (e)
    Deductibles.    All deductibles on the insurance policies referred to in Paragraph 15.1 will be paid by ACCURAY. ACCURAY shall assure that in no event shall the coverage or limits provided by any insurance policy required under this Agreement, or the availability or unavailability of any other insurance, be deemed to limit or diminish ACCURAY's obligations or liabilities to KUKA under this Agreement.

  15.2
  Insurance Coverage by KUKA.    KUKA agrees to maintain during the term of this Agreement and thereafter until the conclusion of the warranty period set forth herein with a carrier rated not less than A by A.M. Best & Co., insurance coverage as follows: (a) Commercial general liability, including broad form vendors' liability, participants, product liability, personal and advertising injury, broad form contractual and completed operations coverage with limits of no less than five million dollars ($5,000,000) combined single limit for bodily injury, death and property damage; and (b) Statutory workers' compensation and employer's liability coverage meeting all international, state and local requirements, but in no case with limits of less than one million dollars ($1,000,000).

  (a)
  Certificates/Cancellation.    Within ten (10) days of the Effective Date and on an annual basis thereafter KUKA shall furnish ACCURAY evidence that the insurance described in Paragraph 15.2, above, continues to be in full force and effect. Each such certificate shall include the provision for thirty (30) days prior notice of cancellation to the Parties by the insurer.

  (b)
  Additional Insured.    All insurance purchased by KUKA, pursuant to Paragraph 15.2, above, shall name ACCURAY, its affiliates, employees, agents, representatives and assigns, as additional insureds under the policies.

  (c)
  Claims Made Coverage.    All policies should have per occurrence coverage. However, if any of the policies of insurance purchased by KUKA contain "claims made" coverage, with respect to such policies, maintain such coverage with ACCURAY named as an additional insured for a minimum of ten (10) years after termination of this Agreement.

  (d)
  Deductibles.    All deductibles on the insurance policies referred to in Paragraph 15.2, above, will be paid by KUKA. KUKA shall assure that in no event shall the coverage or limits provided by any insurance policy required under this Agreement, or the availability or unavailability of any other insurance, be deemed to limit or diminish KUKA's obligations or liabilities to ACCURAY under this Agreement.

  15.3
  All insurance policies required under this Section 15 shall be written as a standard form (or ISO equivalent) and contain no unusual or extraordinary exclusions.

16.   INDEMNIFICATION.

  16.1
  Indemnification by KUKA.    KUKA shall only indemnify ACCURAY and hold ACCURAY harmless from and against any and all claims, loss, damage, causes of action, suits, and liabilities of every kind (including reasonable attorneys fees and expenses incurred in the defense or settlement of any claim or suit or for the payment of any judgment) for injuries to or death of any person, and damages to and destruction of property by whomsoever owned if and only to the extent caused by malfunction of the Products sold by KUKA to ACCURAY or a failure of the Products to meet the Specifications. Such indemnification obligation shall not extend to personal injuries and property damage if and to the extent caused either by the Application or as a result of integration of the Products into the ACCURAY Products. However, KUKA's indemnification obligations hereunder shall be reduced to a proportional level of fault if the Product, after it left the control of KUKA, was:

  (a)
  modified (except for incorporation into the ACCURAY Products);

  (b)
  changed;

  (c)
  altered;

  (d)
  misused;

  (e)
  abused;

  (f)
  not serviced or maintained properly; or

  (g)
  not operated by properly trained personnel

    and the enumerated items (a) through (g) were an element to the resulting personal injuries and property damage.

  16.2
  Indemnification by ACCURAY.    ACCURAY shall indemnify KUKA and hold KUKA harmless from and against any and all claims, loss, damage, causes of action, suits, and liabilities of every kind (including reasonable attorneys fees and expenses incurred in the defense or settlement of any claim or suit or for the payment of any judgment) for injuries to or death of any person, and damages to and destruction of property by whomsoever owned if and only to the extent caused by either incorporation of the Products into the ACCURAY Products or the Application, with the exception of the indemnification obligations of KUKA in Section 16.1 above.

  16.3
  Limitation of Liability.    Notwithstanding anything else contained in this Agreement to the contrary, under no circumstance will either Party be liable to the other Party for any consequential, punitive, special or exemplary damages arising out of the performance of this Agreement or in furtherance of the provisions or objectives of this Agreement regardless of whether such damages were foreseeable, whether based on tort, warranty, contract or any other legal theory.

17.   TERM/TERMINATION.

  17.1
  Term.    This Agreement will become effective as of the Effective Date and shall continue until terminated pursuant to the terms of this Agreement.

  17.2
  Termination.    This Agreement may be terminated by either Party without cause by providing the other Party one (1) year prior written notice, or with cause pursuant to Section 13 (Default), above.

  17.3
  Outstanding Purchase Orders.    All Purchase Orders issued prior to the expiration or termination of this Agreement must be fulfilled pursuant to and subject to the terms of this Agreement, even if the Delivery Date is after expiration or termination.

  17.4
  Surviving Provisions.    Notwithstanding the expiration or early termination of this Agreement, the provisions regarding ACCURAY payment obligations and KUKA shipment, delivery and price maintenance in Sections 2, 3 and 4, return of Non-conforming Products in Section 5, Warranties in Section 6, Support in Section 7, Intellectual Property in Section 11, Confidentiality in Section 14, Insurance Requirements in Section 15, Indemnification and Limitation of Liability in Section 16, and the Miscellaneous provisions below will each survive in accordance with their terms.

18.   NON-COMPETITION.

  18.1
  By ACCURAY.    ACCURAY agrees to refrain from any competition with KUKA either directly or indirectly as either as a partner, owner, shareholder, joint venturer, agent or financer in regard to current or future development, design, manufacture, sales and service of industrial robots. This applies to its own development, design, manufacture, sales and service or participation in the development, design, manufacture, sales and service or other promotion of products competing with any industrial robots manufactured by KUKA for any use other than for incorporation into the ACCURAY Products. This Paragraph 18.1 does not, however, restrict ACCURAY from designing, manufacturing, selling, servicing, promoting, or integrating of competing brands of industrial robots into the ACCURAY Products.

  18.2
  By KUKA.    Except as otherwise provided for in this Agreement, KUKA agrees to refrain from any competition with ACCURAY either directly or indirectly as either as a partner, owner, shareholder, joint venturer, agent or financer, in regard to current or future development, design, manufacture, sales and service of products competitive with the ACCURAY Products.

19.   MISCELLANEOUS.

  19.1
  Notices.    All notices to be given under this Agreement must be in writing addressed to the receiving Party's designated recipient specified in SCHEDULE G. Notices are validly given upon the earlier of confirmed receipt by the receiving Party or three (3) days after dispatch by courier, or certified mail, postage prepaid, properly addressed to the receiving Party. Either Party may change its address for purposes of notice by giving notice to the other Party in accordance with these provisions.

  19.2
  Schedules.    Each Schedule attached to this Agreement is deemed a part of this Agreement and incorporated herein wherever reference to it is made. All Schedules must be signed or initialed by an authorized representative of each Party.

  19.3
  Assignment.    Neither this Agreement nor any right, privilege or obligation provided herein may be assigned, transferred or shared by either Party without the other Party's prior written consent, and any attempted assignment or transfer is void; provided, however, that neither Party shall unreasonably withhold, condition or delay such consent. Notwithstanding the foregoing, KUKA may assign any of its rights or obligations under this Agreement to any IWKA AG controlled company which has at least equivalent robotics expertise. In the event ACCURAY wishes to assign this Agreement to an affiliate or successor or acquirer, as the case may be, in connection with a merger or acquisition, or the sale of all or substantially all of Accuray's assets or the sale of that portion of Accuray's business to which this Agreement relates, KUKA shall use its best efforts to respond to any such request from ACCURAY within the requested time period, such time period to be reasonable, failure to do so will be deemed consent to such assignments. Additionally, notwithstanding the foregoing, either KUKA or ACCURAY by merger into a wholly owned subsidiary or entity with similar ownership or a KUKA merger into another IWKA AG controlled company. This Agreement will be binding on the successors and permitted assigns of the Parties and the name of the Party appearing herein will be deemed to include the names of such Party's successors or permitted assigns to the extent necessary to carry out the intent of this Agreement.

  19.4
  No Waiver.    The waiver of any term, condition, or provision of this Agreement must be in writing and signed by an authorized representative of the waiving Party. Any such waiver will not be construed as a waiver of any other term, condition, or provision except as provided in writing, nor as a waiver of any subsequent breach of the same term, condition, or provision.

  19.5
  Reference To Days.    All references in this Agreement to "days" will, unless otherwise specified herein, mean calendar days.

  19.6
  Headings.    The section headings used in this Agreement are for convenience and reference only, and will neither limit or extend the meaning of any provision of this Agreement, nor be relevant in interpreting any provision of this Agreement.

  19.7
  No Publication.    Neither Party may publicize or disclose to any third party, without the written consent of the other Party, the terms of this Agreement.

  19.8
  Severability.    If any provision in this Agreement is held invalid or unenforceable by a court of competent jurisdiction, such provision will be construed, limited or, if necessary, severed to the extent necessary to eliminate such invalidity or unenforceability. The Parties agree to negotiate in good faith a valid, enforceable substitute provision that most nearly effects the Parties' original intent in entering into this Agreement or to provide an equitable adjustment in the event no such provision can be added. However, in such a case the remaining provisions of this Agreement will remain in full force and effect.

  19.9
  Entire Agreement.    This Agreement, and the Schedules attached hereto, comprise the entire understanding between the Parties with respect to its subject matter and supersede any previous communications, representations, or agreements between the Parties, whether oral or written including, specifically the Non-Exclusive System Partner Agreement between the Parties dated March 15, 2001. For purposes of construction, this Agreement will be deemed to have been drafted by both Parties. No modification of this Agreement will be binding on either Party unless in writing and signed by an authorized representative of each Party. For Accuray an authorized representative must be any of the following: CEO, COO, CFO or General Counsel.

  19.10
  Cooperation.    The Parties shall carry out this Agreement in the true spirit of mutual cooperation and good faith.

  19.11
  Dispute Resolution.    Should any difference, dispute, claim or controversy arise under this Agreement between the Parties, the Parties shall attempt, in good faith, to negotiate a mutually agreeable resolution within sixty (60) days after the dispute arises. Should any difference, dispute, claim or controversy be unresolvable by the Parties within such sixty (60) day period, the Presidents of both Parties shall attempt to amicably resolve the matter in dispute over the next thirty (30) day period. Should the difference, dispute, claim or controversy be unresolved by the Presidents of the Parties within such thirty (30) day period, then the difference, dispute, claim or controversy will be settled legally and amicably in any federal or state court with appropriate jurisdiction in the state where the defending Party has its principal place of business as stated on the cover page of this Agreement.

  19.12
  Governing Law.    The validity of this Agreement, the construction and enforcement of its terms, and the interpretation of the rights and duties of the Parties shall be governed by the laws of the State of Michigan, without regard to its conflict of laws rules.

[SIGNATURE PAGE FOLLOWS]

        IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed as of the Effective Date by their duly authorized representatives.

ACCURAY INCORPORATED		KUKA ROBOTICS CORPORATION
By:	/s/ CHRIS RAANES	By:	/s/ LEROY RODGERS
Name:	Chris Raanes	Name:	Leroy Rodgers
Title:	Chief Operating Officer	Title:	President, KUKA Robotics Corp.
Date:	10/20/05	Date:	9/30/05
Address:	1310 Chesapeake Terrace	Address:	22500 Key Drive
City/State/Zip:	Sunnyvale, CA 94089	City/State/Zip:	Clinton Township, MI 48036
By:	/s/ DARREN J. MILLIKEN	By:	/s/ BRYAN CERMAK
Name:	Darren J. Milliken	Name:	Bryan Cermak
Title:	General Counsel	Title:	Secretary, KUKA Robotics Corp.
Date:	10/19/05	Date:	9-26-05
Address:	1310 Chesapeake Terrace	Address:	2855 Coolidge Highway, Suite 107
City/State/Zip:	Sunnyvale, CA 94089	City/State/Zip:	Troy, MI 48084

LIST OF SCHEDULES

Schedule A	List of Products
Schedule B	Specifications
Schedule C	Support
Schedule D	Pricing
Schedule E	Consulting Services
Schedule F	Confidential Disclosure Agreement
Schedule G	Notices

ACCURAY INCORPORATED

SCHEDULE "A"

—LIST OF PRODUCTS—

Purpose

        The purpose of this document is to establish a listing of robot products based on current and approved potential use involving all KUKA articulated arm robots, controllers, software, documentation, parts and other deliverables supplied to Accuray, Inc. of Sunnyvale, California.

        The KUKA industrial robots and KR C2 robot controller currently supplied to Accuray are a critical component of their CyberKnife Radiosurgery treatment system. Therefore it must be noted that any and all devations from the currently established and approved robot configuration can directly impact the performance and validation of the current CyberKnife system.

        No changes or deviations of any major component or line item can be made without prior written Approval of both KUKA Robotics Corporation, USA and Accuray, inc.

1

Table of Contents

1	Robot Mechanical Manipulator:	4
2	Robot Control System	4
3	Robot I/O Configuration	5
4	Robot Control System Software	5
5	Parts Availability	6
6	Other Deliverables	6

2

PRIMARY CUSTOMER HEADQUARTERS:

  Accuray Incorporated
  1310 Chesapeake Terrace
  Sunnyvale, CA 94089
  (408) 716-4600

ROBOT APPLICATION SEGMENT:

  Medical / Radiological

NOMINAL WORKING ENVIRONMENT REQUIREMENTS:

  Temperature: 65°F - 82°F

  Relative Humidity: 35% to 45%

3

1 Robot Mechanical Manipulator
Robot Model #1: KR 210/1, Floor Mounted			Article No. 00-107-295
Robot Model #2: KR 210/2, Floor Mounted			Article No. 00-122-540
Robot Model #3: KR 240/2, Floor Mounted			Article No. 00-124-194
Accuray Selected Options:
	•	Robot "Absolute Accuracy" Calibration	Article No. 970-01-000
	•	Robot Special Color—Traffic White -RAL 9016	Article No. 12-400-050
	•	Energy Supply A1-A3 (70mm empty conduit)	Article No. 00-111-767
	•	Energy Supply A3-A6 (70mm empty conduit)	Article No. 00-128-428
	•	15 meter Cable Set—Robot to Controller	Article No. 00-110-572
Available Reference Documentation:
	•	KR 210 Technical Data.pdf
	•	KR 210 Description Manipulator.pdf
	•	KR 240 Technical Data.pdf
	•	KR 240 Description Manipulator.pdf
	•	KUKA Robot Paint Instruction.pdf
	•	Please DO NOT paint these areas.doc
	•	ES axis 1-3 description.pdf
	•	ES axis 1-3 parts list.pdf
	•	ES axis 3-6 description.pdf
	•	ES axis 3-6 parts list.pdf
	•	Connecting cables.pdf
2	Robot Controller (current version KR C2)
	KR C2 Robot Controller		Article No. 00-123-963
2.1	U.S Standard Cabinet		Article No. 00-115-004
(Sub-component of above)
Accuray Selected Options:
	•	Transformer 11 /13kVA—220V/400V/120V	Article No. 00-123-632
	•	KCP 2 Control Panel with 20 m Cable & Key Switch	Article No. 00-107-263
Available Reference Documentation:
	•	KRC2 Components.pdf
	•	Remove keyswitch WI.doc
	•	Transformer 208VAC-400 120.pdf

4

3	Robot I/O Configuration
3.1	Accuray I/O package installed by KUKA Robotics
	•	Includes requirements for:
(16) Digital Inputs
(16) Digital Outputs
(6) Analog Inputs
(4) Analog Outputs
Available Reference Documentation:
	•	WAGO 1-0 Spec.doc
	•	750-306.pdf
	•	750-600.pdf
	•	750-468.pdf
	•	750-550.pdf
	•	750-408.pdf
	•	750-504.pdf

4      Robot Control System Software

4.1
Originally Supplied Software Version (2001-early 2005) including:

•
Microsoft Windows 95 License

•
KR C2 Robot Control System Software Version 4.1.4 SP-02

4.2
2005 Currently Supplied Software Version including:

•
Microsoft Windows 95 License

•
KR C2 Robot Control System Software Version 4.1.7 SP-05

4.3
2006 Planned Software Version including:

•
Microsoft Windows XP Embedded (License only—CD-ROM not Included)

•
KR C2 Robot Control System Software Version 5.4 (2005 new release)

Note:
The above requires KUKA to also provide our new "Edition 2005" version robot control cabinet hardware yet to be tested and validated by Accuray.

  Accuray Selected Option:

  •
  RSI & Ethernet-RSI sensor interface and communications package to support current and planned software versions.

  Available Reference Documentation:

  •
  KR C2 Controller Operating handbook

5

5      Parts Availability

  Spare parts are available either from stock at KUKA Robotics facility in Clinton Township, Michigan, or can be special ordered from our manufacturing headquarters KUKA Roboter GmbH located in Augsburg, Germany.

  Recommended spare parts lists are available for all KUKA robot models on request.

6      Other Deliveries

  6.1
  KUKA Robotics has also been requested to provide Accuray with a "value added kit" with each robot delivery. This value added package includes, but is not limited to the supply and mounting of the following Accuray designed components required for the CyberKnife system:

  •
  X-ray head mounting kit

  •
  Gun box mounting kit

  •
  Dose mag mounting kit

  •
  Manipulator process mounting bracket

  •
  Complete cable management assembly

  •
  Support brackets and miscellaneous mounting hardware

  •
  I/O cable hamesses

  •
  Shipping crates and packing materials for the robot and controller

    In addition, KUKA will download proprietary software provided by Accuray onto the Manipulator unit and run the Manipulator unit through maneuvers in order to verify that the Manipulator unit and the software are operating correctly.

  6.2
  We are also currently providing a special bundled parts and components "kit" for the "Robocouch" development project consisting of the following major component items from the KR 240/2 robot model:

  •
  Complete KR 240/2 wrist assembly

  •
  Gearbox assemblies from KR 240/2 axis 1, 2, and 3

  •
  Specifically sized KUKA standard servo drive motors for each axis

  •
  Complete current technology KR C2 control cabinet hardware.

  •
  Version 4.1.7 SP 05 operating system software with Windows 95 user interface

  •
  Cables and cable harnesses as specified.

  Note:
  the above component package is being provided indirectly through "others" who are the "Robocouch" system supplier as selected by Accuray

6

ACCURAY INCORPORATED

SCHEDULE "B"

[*]

[*]
Certain information on this page has been redacted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

ACCURAY INCORPORATED

SCHEDULE "C"

KUKA Support Services

        The following support services are available to Accuray through KUKA Robotics:

1)
Product consultation and selection

2)
Service

•
Warranty services

•
On-site services for tech support and repair.

•
Preventative maintenance planning and implementation

•
Spare parts recommendations

•
Repair and reconditioning

3)
Technical assistance

•
24 hour technical assistance and support Hotline (800-459-6691)

•
Email support with Hotline@kukarobotics.com

4)
Engineering and Support—see attached rate sheet

•
Application Engineering

•
Development Engineering

•
Project management

5)
Spare Parts

•
Recommended spare parts lists and pricing

•
Spare parts availability and management

•
Parts repair/exchange service

6)
Training

•
Standard Basic Operations to customized on-site classes are available

•
See the attached rate sheet or KUKA Robotics web-site for course descriptions and enrollment information KUKA

1

KUKA Contact Phone Numbers

        The following is a list of direct contact phone numbers for the various KUKA Robotics support departments and services:

Toll Free Main Phone:	(866) USE-KUKA (873-5852)
Toll Free Main Fax:	(866) FAX-KUKA (329-5852)
Service:	(586) 569-2099
Service Fax:	(866) 329-5852
Spare Parts:	(586) 569-2028
Spare Parts Fax:	(586) 569-2091
Repair Department:	(586) 569-2034
Repair Department Fax:	(586) 569-2090
Training Department:	(866) 406-1281
Training Department Fax:	(586) 569-2095
24 Hour Support Hotline:	(800) 459-6691
Sales Account Manager:	Mike Beaupre

2

1)	KUKA Engineering and Support Rates
	A.		Standard Rates for Service Engineers
			Hourly rate—standard time	$[*	]
			Daily rate—(8) hour day	$[*	]
			Overtime rate, weekdays after (40) hours	$[*	]
			Saturdays (up to 8 hours)	$[*	]
			Saturdays (after 8 hours)	$[*	]
			Sundays and Holidays hourly	$[*	]
			Travel time, point-to-point hourly	$[*	]
			Preparation and Report Writing (when applicable)	$[*	]
		Travel and Living Expenses:	[*]
		Minimum billing time:	up to (4) hours = (4) hours
(5) to (8) hours = (8) hours
	B.		Standard Rates for Application Engineering
			Hourly rate—standard time	$[*	]
	C.		Standard Rates for Development Engineering
			Hourly rate—standard time	$[*	]
	D.		Standard Rates for Remote Diagnostics Support
			Activation fee	$[*	]
			Hourly rate	$[*	]
			Pre-buy 10hrs	$[*	]
			Pre-buy 30hrs	$[*	]
			Pre-buy 60hrs	$[*	]
			Pre-buy 120hrs	$[*	]

[*]
Certain information on this page has been redacted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

3

2)    KUKA Robotics 2005 Training Rates

  •
  The following is a price list of courses available with rates effective as of 6/1/05.

  •
  Course descriptions can be downloaded from our web-site at www.kukarobotics.com

        The following rates would apply for training conducted at the KUKA Robotics training facility in Clinton Township, Michigan, or Fox Valley Technical College in Appleton, WI.

Course		Course Length	Class Size	Unit Price
Basic Programming	(301)	4 days	4 - 10 min/max	$1700/person
Electrical Maint.	(302)	4 days	4 - 10 min/max	$1700/person
Advanced Prog.	(303)	4 days	4 - 10 min/max	$1700/person
Advanced Specific	(304)	4 days	4 - 10 min/max	$1700/person
Mech. Maint.	(305)	3 days	4 - 6 min/max	$1700/person
Mech. Maint.	(305MOD)	2 days	4 - 6 min/max	$1400/person

        The following rates would apply for training conducted at the customer's facility*.

Course		Course Length	Class Size	Unit Price
Basic Programming	(301)	4 or 5 days	2 to 3 per robot	$8000/class
Electrical Maint.	(302)	4 or 5 days	2 to 3 per robot	$8000/class
Advanced Prog.	(303)	4 or 5 days	2 to 3 per robot	$8000/class
Advanced Specific	(304)	4 or 5 days	2 to 3 per robot	$8000/class
Mech. Maint.	(305)	N/A	N/A	N/A
Mech. Maint.	(305MOD)	N/A	N/A	N/A
NOTE:
Basic Robot Programming (301) is a prerequisite to any other class. Reference documentation is provided in all classes; one set per student. Please verify rates at time of scheduling as they are subject to change without prior notification.

For On-Site training please review the required specifics on our Web Site at www.kukarobotics.com Trainer expenses and any shipment or rental of training equipment is an additional cost over the specified course fee.

Training Cancellation:

  •
  Cancellation of a registration is done at no charge if KUKA is notified with a minimum of two weeks advance notice.

  •
  In the event of a cancellation by the customer, no charge will be made if notice of withdrawal is received at least 14 days before the start of the course. In the event of cancellation at shorter notice, the full course fee will be charged (50% of the fee will be credited for participation in another course within 90 days from date of invoice).

  •
  The full fee will be charged for students who fail to attend the class without any advance notice.

Training Rescheduling

  •
  Rescheduling is done at no charge if KUKA is notified with a minimum of (14) days notice prior to start date of scheduled training.

  •
  A 50% fee will be charged for notice of less than two weeks prior to start date of scheduled training.

        KUKA reserves the right to refuse any training candidates whom we feel are not qualified, or to cancel, postpone, or otherwise delay training due to circumstances beyond its control.

4

ACCURAY INCORPORATED

SCHEDULE "D"—ADDENDUM

KUKA Pricing for Robots and Accessories
Reference Q-050412-MEB-01-B
(Effective April 1, 2005 through December 31, 2006)

1.0	ROBOTS WITH CONTROLS
	1.1	KUKA KR 210-1 "Series 2000" Floor Mounted Robot
(KUKA #00-107-295 & Accuray ref. #018142)
Including the following standard features:
		•	Mechanical arm having 2700 mm reach at 210 Kg payload.
		•	US Version KR C2 control cabinet
		•	Standard US Isolation transformer rated at 11/13 kVA.
		•	CD ROM and Floppy disc controller inside cabinet.
		•	Standard 7 meter robot to control cabinet cables.
		•	KCP 2 with mode selector switch (non ANSI/RIA version) with standard 10 m cable length.
		•	KCP holder (KUKA part #00-108-492 /Accuray ref. #018691)
		•	X-11 jumper plug (Accuray ref. #018710)
		•	Windows 95® license for user interface.
		•	KUKA v4.1.x operating system software. (Accuray ref. #018157)
		A.	Single order quantity of (1) to (24)	$[*] each
		B.	Single order quantity of (25) or more	$[*] each
	1.2	KUKA KR210-2 Floor Mounted Robot (2004 enhanced version)
(KUKA #00-122-540 & Accuray ref. #TBD)
Including same standard features as earlier version KR 210/1 above:
		A.	Single order quantity of (1) to (24)	$[*] each

[*]
Certain information on this page has been redacted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

5

		B.	Single order quantity of (25) or more	$[*] each
	1.3	KUKA KR 240-2 Floor Mounted Robot (KUKA #00-124-194 & Accuray ref. #TBD)
Including same standard features as KR 210/2, but with 240 Kg payload
		A.	Single order quantity of (1) to (24)	$[*] each
		B.	Single order quantity of (25) or more	$[*] each
2.0	KR C2 Control Cabinet ONLY—Basic cabinet only w/KCP, less robot cables.
(KUKA #00-123-963 & Accuray ref. #020689)
		Price each		$[*]
3.0	Mechanical Robot Arm ONLY
(Including standard 7m cable set—less options)
		KR 210/1 (00-107-295)		$[*]
		KR 210/2 (00-122-540)		$[*]
		KR 240/2 (00-124-194)		$[*]
4.0	STANDARD KUKA OPTIONS (provided with each Accuray robot)
	4.1	*Robot utilities dress package (70mm empty tube from axes 1-3 & 3-6) (KUKA #s 00-111-767 & 00-128-428 & Accuray ref. #018142)
		Price per robot		$[*]
	4.2	*Special "2K" paint finish—color RAL 9016 "Traffic White" (KUKA #12-400-050 & Accuray ref. #018150)
		Price per robot		$[*]
	4.3	*"Absolute Accuracy" factory robot calibration (KUKA #970-01-000 & Accuray ref. #018144)
		Price per robot		$[*]
	Note:	*designates items included under Accuray reference #018142
	4.4	KCP 2.0 with extended cable to 20 meters total length (KUKA #00-107-263 & Accuray ref. #020221)

[*]
Certain information on this page has been redacted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

6

		Price per robot	$[*]
	4.5	Robot to controller extended cable set—15 meters total length (KUKA cable set #00-110-572 consisting of: #00-104-743 power cable w/ Accuray ref. #018147 & #00-108-947 w/ Accuray ref. #018148)
		Price per robot set	$[*]
	4.6	*Special 11/13 kVA isolation transformer—208 VAC primary voltage (KUKA #00-123-632 & Accuray ref. #020691)
		Price per robot	$[*]
	4.7	Discrete I/O configuration inside KR C2 cabinet including: (KUKA #N/A & Accuray ref. #018159)
		•	(6) Analog Inputs
		•	(4) Analog Outputs
		•	(16) Digital Inputs
		•	(16) Digital outputs
		Price per robot	$[*]
	Note:	* designates items included under Accuray reference #018142
5.0	SOFTWARE OPTIONS (required for CyberKnife "Synchrony" feature)
	5.1	RSI application software (Remote Sensor Interface) (KUKA #00-112-546) Including KUKA Robotics/KDL Ethernet-RSI software (for remote PC communication)
		Total price per robot	$[*]

NOTE: Included with this special reduced software price KUKA will also waive the cost for the quantity of (20)+ copies which are already in service with Synchrony at user sites. In doing so we will require is a list of user sites with applicable KUKA robot & controller serial numbers so that a license waiver can be applied to these sites.

[*]
Certain information on this page has been redacted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

7

6.0	OTHER OPTIONS (on request as needed)
	6.1	Robot frame mounting kit (KUKA #00-107-618 & Accuray #018188)
		Price per robot		$[*]
	6.2	EMT—robot electronic mastering tool (KUKA #00-109-835)
		Price per robot		$[*]
	6.3	Adjustable hard stops
Axis 1—15° increments (KUKA #00-111-990) Axis 2—15° increments (KUKA #02-261-354) Axis 3—15° increments (KUKA #00-112-052)
		Price per robot axis		$[*]
	6.4	Extended warranties available
		6.4.1	Additional (24) months each robot	$[*]
		6.4.2	Additional (36) months each robot	$[*]
	Note:	Standard included warranty is (18) months from date of receipt at KUKA Robotics USA facility from KUKA Germany.
7.0	SPECIAL SERVICES OPTION
	7.1	Accuray Acceptance Testing (ATP) at KUKA Robotics (Based on Accuray written "Work Instruction" requirements)
		7.1.1	Initial one time facilities set-up and preparation cost	$[*]
7.1.2
			Cost for cables and harness installation currently not included as part of the KUKA "cable management" package which would be purchased by KUKA Robotics and shipped from MC Electronics (estimated cost—to be confirmed)	$[*]
		7.1.3	ATP labor cost per robot	$[*]

[*]
Certain information on this page has been redacted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

8

PAYMENT TERMS:

        In accordance with the current non-exclusive System Partner Agreement effective March 15, 2001.

        Payment will be due Net 30 days from the date of shipment from KUKA Robotics Michigan facility to the Accuray specified point of delivery.

        Freight costs between KUKA Robotics facilities in Clinton Township, Michigan and the Accuray designated delivery point will be the responsibility of Accuray. Freight will be arranged and prepaid by KUKA Robotics and then invoiced at our cost with each robot shipment.

DELIVERY:

        Normal robot delivery time is approximately (16) weeks from date of order, F.O.B KUKA Robotics site in Clinton Township, Michigan USA. This is based on robots coming by standard containerized sea-freight from our manufacturing site in Augsburg, Germany.

        With a volume order of up to (10) robots KUKA Robotics will maintain an inventory for the deliveries from Germany until shipment to Accuray is specified at no additional cost.

        With volume orders over (10) robots there will be a $[*] per robot monthly storage fee applicable. This is based on a floor space requirement of approximately (50) square feet for each robot.

        With your submitted purchase order an anticipated delivery schedule will be required, with updates as needed reflecting adjustments in your schedule to meet your just-in-time robot delivery requirements.

KUKA Robotics Corporation
/s/ MIKE BEAUPRE Mike Beaupre Director, New Market Development

[*]
Certain information on this page has been redacted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

9

KUKA ROBOTICS CORPORATION
STANDARD TERMS AND CONDITIONS OF SALE

1.     Terms of Sale

  These Standard Terms and Conditions ("Terms") govern all sales of products (the "Products") by KUKA to Buyer regardless of whether Buyer purchases the Products through the medium of written purchase orders or electronic orders via EDI (collectively, "Purchase Orders"). Upon receipt by Buyer of an express acceptance by KUKA or upon commencement of performance by KUKA, these Terms, the Purchase Order, as modified by KUKA's acceptance or Order Acknowledgment become a binding contract between Buyer and KUKA on the terms reflected in those documents (the "Sales Agreement"). In case of a conflict between these Terms and the Purchase Order, these Terms prevail except where KUKA has expressly agreed to the conflicting term in the Purchase Order in its acceptance or Order Acknowledgment. In case of conflict between the Purchase Order and KUKA's acceptance or Order Acknowledgment, the acceptance or Order Acknowledgment prevails.

2.     Quotations and Changes

  Any proposal or quotation issued by KUKA is void unless accepted in writing by Buyer within thirty (30) days from date issued and, if accepted by the Buyer, shall constitute an order on the part of the Buyer which shall not become binding however, on the part of KUKA, until it is approved by any officer of KUKA. All changes requested by the Buyer occurring after original acceptance will require an additional Purchase Order or revision of original Purchase Order, before the change will be considered by KUKA.

3.     Price

  The price of the Products, as set forth in the Purchase Order, does not include sales, use, excise or any other taxes or assessments levied by any federal, state, municipal or other governmental authority, unless KUKA agrees, in writing, otherwise.

4.     Payment

  Payments must be made to KUKA in U.S. dollars within thirty days of Buyer's receipt of the Products or invoice, whichever is sooner. Prorated payments shall become due as shipments are made. Payments not received when due shall bear interest at the lower of 12 percent per annum or the maximum rate allowed by applicable law. KUKA reserves the right to limit or cancel the credit of Buyer, and KUKA may require or demand payment or adequate assurances of performance from Buyer prior to taking any preparatory steps for performing the Sales Agreement or beginning the manufacture of the Products. If the Buyer delays shipments, payments shall become due from date when KUKA is prepared to make shipment. If Buyer delays manufacture, payment shall be based on the contract price and percent of completion.

5.     Materials for Testing

  All materials, parts or equipment including hydraulic fluid, welding wire, and welding flux required for tryout or special testing at KUKA's facility shall be furnished by Buyer without cost to KUKA.

6.     Packaging

  KUKA will attempt to comply with Buyer's packaging specifications, if any, including without limitation, unitizing, palletizing, boxing, and bundling, but KUKA reserves the right to substitute

1

  any other methods of packaging that are reasonably comparable to the specification furnished by Buyer, both with respect to cost and to the risk to which the Products are subject.

7.     Shipment

  Unless otherwise agreed, KUKA shall deliver the Products F.O.B. KUKA's facility, Clinton Township, Michigan. Buyer must pay all loading and transportation costs of the Products. KUKA may make partial shipments at KUKA's sole discretion. Shipping dates are approximate. KUKA shall endeavor to meet the shipping date specified by Buyer. If KUKA is unable to meet that date, Buyer shall have no claim for damages resulting from any such delay in delivery. All Products shall be installed by and at the expense of the Purchaser unless otherwise expressly agreed to by KUKA in writing.

8.     Title and Risk of Loss

  Legal title to the Products shall pass to Buyer when the Products are fully paid for. KUKA is not responsible for damage or loss in transit. All risk of loss to the Products passes to Buyer as the Products are loaded onto the carrier. Buyer must obtain adequate insurance to cover the Products from the time risk of loss has passed from KUKA. KUKA warrants that the Products, when delivered, shall not be subject to any defects in title. Notwithstanding anything contained herein to the contrary, Buyer hereby grants to KUKA, and KUKA shall retain, a purchase money security interest in the Products and their proceeds (including accounts receivable), which security interest shall be superior to any other security interest granted or created by Buyer prior or subsequent to the date KUKA receives full payment of the purchase price of the Products and shall be a first lien on the Products. Buyer hereby agrees to execute and deliver, and KUKA may file in any appropriate public office, such documents as may be necessary to perfect KUKA's security interest, including a security agreement and Uniform Commercial Code financing statements. Without limitation on the foregoing, Buyer hereby irrevocably appoints KUKA its attorney-in-fact to take any action and execute any instrument necessary or advisable to perfect the security interest granted herein. Until full payment Buyer shall segregate those Products for which payment is due from other products in Buyers inventory and shall carry such insurance on the Products as KUKA requires. The security interest granted KUKA in this paragraph shall not be affected even if the Products are attached to realty or other personal property.

9.     Default

  If default is made in any of the payments by Buyer, KUKA shall be entitled to the immediate possession of the Products and shall be free to enter the premises where such Products may be located and remove the same as its property, without prejudice to any further damages which KUKA may suffer by reason of the Buyers refusal or failure to surrender the Products when so required. If notes are accepted by KUKA, that shall be mere evidence or indebtedness and not payment, and if any note is not paid when due, all outstanding notes shall, at the option of the holder, become immediately due and payable. All collection and exchange charges shall be paid the Buyer. Delivery of the Products and renewal of notes hereunder, if any, are contingent upon Buyer's financial condition being at all times satisfactory to KUKA. Buyer agrees that any renewal of notes shall not waive any lien that KUKA has upon the Products.

10.   Warranty

  KUKA WARRANTS THAT FOR TWELVE (12) MONTHS AFTER DELIVERY (OR EIGHTEEN (18) MONTHS AFTER SHIPMENT, WHICHEVER IS FIRST TO OCCUR) THE PRODUCTS WILL MEET THE SPECIFICATIONS ("PRODUCT WARRANTY"). KUKA DISCLAIMS ALL OTHER REPRESENTATIONS AND WARRANTIES OF ANY KIND (WHETHER ARISING BY

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  IMPLICATION OR BY OPERATION OF LAW) WITH RESPECT TO THE PRODUCTS, INCLUDING, WITHOUT LIMITATION, ANY WARRANTIES OR REPRESENTATIONS AS TO MERCHANTABILITY, FITNESS FOR PARTICULAR PURPOSE OR ANY OTHER MATTER. IN ORDER FOR THE WARRANTY PROVIDED UNDER THIS PARAGRAPH BUYER MUST, WITHIN THIRTY (30) DAYS AFTER RECEIPT OF THE PRODUCT, COMPLETE AND RETURN TO KUKA A WARRANTY REGISTRATION FORM.

11.   Conditions of Applicability or Warranty

  KUKA's Product Warranty shall be void if: (i) the Product is not stored or handled appropriately; or (ii) the defect of the Product resulted from damages occurring after delivery of the Product; or (iii) the defect of the Product has not been reported to KUKA within ninety (90) days after delivery.

12.   Defective Products

  If a Product does not conform to the Product Warranty and the warranty is not otherwise excluded as provided herein, then Buyer must notify KUKA within ninety (90) days from the date of shipment of such non-conformance. Upon receipt of such a report KUKA will schedule an inspection of the defective Product. If KUKA determines that the Product does not comply with the Product Warranty, then KUKA must repair or replace the defective Product at no cost to Buyer. SUCH REPAIR OR REPLACEMENT IS THE ONLY REMEDY OF BUYER FOR ANY BREACH OF THE PRODUCT WARRANTY.

13.   Returns / Liquidated Damages

  No Products may be returned to KUKA without KUKA's prior written consent. Returned Products must be securely packed by Buyer to reach KUKA without damage. Buyer must obtain a Return Authorization Number from KUKA prior to returning any Products. Buyer is soley responsible for the costs of returning the Products without being damaged. If KUKA agrees to a return of the Product by Buyer. KUKA's liability for such a return shall not in any case exceed the cost of accepting the Product F.O.B. KUKA's factory floor for full credit of the purchase price Buyer's Purchase Order, when accepted by KUKA, shall not for any reason, be cancelled by Buyer without KUKA's prior written consent. If KUKA consents to such a cancellation, Buyer shall pay KUKA liquidated damages as follows: All engineering expense, work in process, an any raw materials or supplies used, or for which commitments have been made by KUKA in connection with such cancelled order will be paid for on the basis of KUKA's full cost plus fifteen (15%) percent. Orders are not subject to cancellation after they are ready for shipment.

14.   Exclusion of Certain Damages

  IN NO EVENT SHALL KUKA BE LIABLE TO BUYER FOR ANY PUNITIVE, INCIDENTAL, SPECIAL, EXEMPLARY OR CONSEQUENTIAL DAMAGES, INCLUDING, BUT NOT LIMITED TO, ALL DIRECT AND INDIRECT LOST PROFITS, REGARDLESS OF WHETHER THOSE DAMAGES WERE FORESEEABLE.

15.   Termination

  In the event of a breach by Buyer, KUKA may terminate any Sales Agreement upon giving Buyer ten (10) days' written notice of termination. If the Sales Agreement is terminated by KUKA because of Buyer's breach, KUKA is entitled to recover from Buyer the cost of any labor, material or other expenses incurred in connection with the Sales Agreement, plus a reasonable amount for overhead and profit.

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16.   Excusable Delays

  KUKA is not liable or responsible for delay or failure to perform any of KUKA's obligations under any Purchase Order or to make delivery of Products occasioned by: (i) any cause beyond its reasonable control, including, but not limited to: a labor dispute, industry disturbance, fires, unusually severe weather conditions, earthquakes, floods, declared or undeclared war, acts of terrorism, epidemics, computer malfunctions, civil unrest, military authority, acts of terrorism, insurrection, embargoes, riots, lack of supplies, delay in transportation, governmental, regulatory or legal action, act of God; or (ii) by acts or omission of Buyer, including, but not limited to, Buyer's failure to promptly comply with the terms of payment—(collectively, "Excusable Delays"). The date of delivery shall be extended for a period equal to the time lost by reason of any of the Excusable Delays.

17.   Proprietary Information

  The proposal and all technical information concerning patents and other intellectual property, processes, devices, machines, systems, techniques, know-how, designs, drawings and specifications, or special purpose manufacturing prototypes or samples ("Proprietary Information") supplied to Buyer by KUKA are, and shall remain, the sole and exclusive property of KUKA. KUKA grants no rights to Buyer under any Proprietary Information except as may be necessary to fulfill KUKA's obligations under Buyer's Purchase Order.

18.   Indemnification

  To the fullest extent permitted by law, Buyer shall defend and indemnify KUKA and its employees and agents against all sums, costs, liabilities, losses, obligations, suits, actions, damages, penalties, fines, interest and other expenses (including investigation expenses and attorneys' fees) that KUKA may incur or be obligated to pay as a result of: (i) Buyer's negligence, use, ownership, maintenance, transfer, transportation or disposal of the Products; (ii) any infringement or alleged infringement of the industrial and intellectual property rights of others arising from Buyer's plans, specifications (including Buyer's trademarks and brand names) or production of the Products ordered by Buyer; (iii) Buyers violation or alleged violation of any federal, state, county or local laws or regulation, including without limitation, the laws and regulation governing product safety, labeling, packaging and labor practices; and (iv) Buyer's breach of these Terms or any Purchase Order.

19.   Entire Agreement

  These Terms and any Purchase Order accepted by KUKA comprise the complete and final agreement between KUKA and Buyer and supersede all prior negotiations, proposals, representations, commitments, understandings or agreements between KUKA and Buyer, either written or oral, on its subject. No other agreement, proposal, quotation, or acknowledgment in any way purporting to modify any of these Terms is binding upon KUKA unless made in writing and signed by KUKA's authorized agent. These Terms may not be altered or modified except by written agreement of KUKA and Buyer. Any other representations or warranties made by any person, including employees or other agents a KUKA, that are inconsistent with these Terms are not binding upon KUKA.

20.   Governing Law

  The validity, construction and performance of any Sales Agreement between the parties is governed by, and shall be construed in accordance with, the law of the state of Michigan, without regard to is conflicts of law provisions. The parties agree that the U.N. Convention on Contracts

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  for the International Sales of Goods does not apply to any Purchase Order or agreement between the parties regarding the sale of Products.

21.   Installation and Service

  KUKA will furnish adequate instructions for the use of the Buyer in installing and operating the Products. If the Buyer requests KUKA to furnish individuals to supervise this work and KUKA does so, KUKA may at its option, charge for such services according to its then existing service charge plus traveling and living expenses.

22.   Jurisdiction and Venue

  Buyer irrevocably submits and agrees to the jurisdiction of the state and federal courts of the state of Michigan in any action, suit or proceeding related to, or in connection with, any Sales Agreement between the parties and, to the extent permitted by applicable law, Buyer waives and agrees not to assert as a defense in any such action, suit or proceeding any of the following claims and defenses: (i) that Buyer is not personally subject to the jurisdiction of the state and federal courts of Michigan; (ii) that the venue of the action, suit or proceeding is improper; (iii) that the action, suit or proceeding is brought in an inconvenient forum; or (iv) that the subject matter of any Sales Agreement may not be enforced in or by the state or federal courts of the state of Michigan. Without prejudice to any other mode of service, Buyer consents to service of process relating to any such proceedings by personal service or prepaid mailing (air mail if international) in registered or certified form a copy of the process to the Buyer.

23.   Waiver

  The waiver by KUKA of any breach by Buyer or any provision of any Purchase Order or these Terms may not be construed to be either a waiver of the provision itself as to subsequent application or enforcement or any other provision of any Purchase Order or these Terms.

24.   Severability

  If any provision of any Purchase Order or these Terms is held by a court of competent jurisdiction to be contrary to law or public policy, the remaining provisions of any Purchase Order or these Terms remain in full force and effect.

25.   Infringement

  Except as otherwise expressly provided herein, KUKA warrants that, to the best of its current knowledge, information and belief, the Products, their sale, possession and intended use do not infringe on any United States or foreign Letters Patent. This warranty extends only to infringement claims which pertain to the Products and to methods performed by the Products. This warranty does not extend to any charge of infringement which pertains to an article of manufacture or which arises by reason of use of the Products in conjunction with other machinery not manufactured by KUKA or which arise from use of the Products in the practice of any process involving more than the inherent mode of operation of the Products. When Products are made to Buyer's specifications, the Buyer guarantees that no valid patent has been or will be infringed by sale or use of such manufactured Products. KUKA reserves the right to discontinue the delivery of any Product, the manufacture, sale or use of which, in our opinion, would infringe upon any letters of patent now or hereafter issued and under which KUKA is not licensed.

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26.   Construction

  The headings of the sections in these Terms are provided for convenience only and may not be considered in the interpretation of any Sales Agreement or these Terms. The parties agree that the provisions of any Purchase Order or these Terms may not be construed in favor of or against either party by reason of the extent to which a party or its professional advisors participated in the preparation of any Sales Agreement or these Terms.

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ACCURAY INCORPORATED

SCHEDULE E

1)    KUKA Consulting Services

  KUKA Robotics Corporation and KUKA Roboter GmbH will provide the necessary commercial and technical support to Accuray with regard to standard KUKA Products selection and use on a limited basis at no additional cost.

  An exception will be for direct engineering and service support where application development is required for enhancement of the standard KUKA product to meet with Accuray special requirements or requests directly related to the enhancement of the CyberKnife system.

  When exceptional support is needed the following rates would apply:

A.	Standard Rates for Application Engineering
	Hourly rate—standard time		$	[*]
B.	Standard Rates for Development Engineering
	Hourly rate—standard time		$	[*]
C.	Standard Rates for Service Engineers
	Hourly rate—standard time		$	[*]
	Daily rate—(8) hour day		$	[*]
	Overtime rate, weekdays after (40) hours		$	[*]
	Saturdays (up to 8 hours)		$	[*]
	Saturdays (after 8 hours)		$	[*]
	Sundays and Holidays hourly		$	[*]
	Travel time, point-to-point hourly		$	[*]
	Preparation and Report Writing (when applicable)		$	[*]
	Travel and Living Expenses:	[*]
	Minimum billing time:	up to (4) hours = (4) hours (5) to (8) hours = (8) hours

[*]
Certain information on this page has been redacted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

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CONFIDENTIALITY AGREEMENT

        This confidentiality agreement (the "Agreement") is made as of    September 25, 2000, by and between Accuray, Incorporated, a California corporation having a principal place of business at Sunnyvale, California ("Company") and Kuka Robotics Corp., a Michigan corporation with its principal place of business in 6600 Center Drive, Sterling Heights, MI 48312 ("Vendor").

RECITALS:

        A.    Company and Vendor are engaged in discussions in contemplation of a business relationship or in furtherance of a business relationship.

        B.    In the course of dealings between the Company and Vendor, each party may have access to or have disclosed to it information which is of a confidential nature as that term is later defined in this Agreement.

        C.    Company and Vendor each desire to establish and set forth their individual obligations with respect to the other's Confidential Information.

AGREEMENT:

        In consideration of the foregoing, Company and Vendor mutually agree as follows:

        1.     "Confidential Information" as used in this Agreement shall mean any and all technical and non-technical information including patent, copyright, trade secret, and proprietary information, techniques, sketches, drawings, models, inventions, know-how, processes, apparatus, equipment, algorithms, software programs, software source documents, and formulae related to the current, future and proposed products and services of each of the parties, and includes, without limitation, their respective information concerning research, experimental work, development, design details and specifications, engineering, financial information, procurement requirements, purchasing, manufacturing, customer lists and information, business forecasts, sales and merchandising, and marketing plans and information. In order to be Confidential Information, information which is in writing must be marked "Confidential."

        2.     Each of the parties agrees that it will not make use of, disseminate, or in any way circulate within its own organization any Confidential Information of the other party which is supplied to or obtained by it in writing, orally or by observation, except to the extent necessary for negotiations, discussions, and consultations with personnel or authorized representatives of the other party; and any purpose the other party to whom such information is confidential may hereafter authorize in writing.

        3.     Each of the parties agrees that it shall disclose Confidential Information of the other party only to those of its employees who need to know such information in furtherance of the business relationship between the parties. Each party agrees that its employees will be bound to the terms of this agreement.

        4.     Each of the parties agrees that it shall treat all Confidential Information of the other party with the same degree of care as it accords to its own Confidential Information, and each of the parties represents that it exercises reasonable care to protect its own Confidential Information.

        5.     Each of the parties further agrees that it shall not publish, copy or disclose any Confidential Information of the other party to any third party and that it shall use best efforts to prevent inadvertent disclosure of such Confidential Information to any third party.

        6.     Each party's obligations under Paragraphs 2, 3, 4 and 5 with respect to any portion of the other party's Confidential Information shall terminate ten (10) years from the date of disclosure of

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such Confidential Information or at such earlier time when the party seeking to avoid its obligations under such paragraphs (the "disclosing party") regarding the Confidential Information:

          (a)   it was in the public domain at the time it was communicated to the disclosing receiving party by the other party;

          (b)   it entered the public domain subsequent to the time it was communicated to the disclosing receiving party by the other party through no fault of the disclosing receiving party;

          (c)   it was in the disclosing receiving party's possession free of any obligation of confidence at the time it was communicated to the disclosing receiving party by the other party;

          (d)   it was rightfully communicated to the disclosing receiving party free of any obligation of confidence subsequent to the time it was communicated to the disclosing receiving party by the other party;

          (e)   it was developed by employees or agents of the disclosing receiving party independently of and without reference to any information communicated to the disclosing receiving party by the other party;

          (f)    it was communicated by the other disclosing party to an unaffiliated third party free of any obligation of confidence; or

          (g)   the communication was in response to a valid order by a court or other governmental body, was otherwise required by law, or was necessary to establish the rights of either party under this Agreement provided that the disclosing party has been afforded the opportunity to oppose the communication before it is made or to require that the Information communicated be sealed by the court or governmental body.

        7.     All materials (including, without limitation, documents, drawings, models, apparatus, sketches, designs and lists. Confidential Information furnished to one party by the other, and which are is designated in writing to be the property of such party, shall remain the property of such party and shall be returned to it promptly at its request, together with any copies thereof.

        8.     Neither party shall communicate any information to the other in violation of the proprietary rights of any third party.

        9.     Neither party shall export, directly or indirectly, any technical data acquired from the other pursuant to this Agreement or any product utilizing any such data to any country for which the U.S. Government or any agency thereof at the time of export requires an export license or other government approval without first obtaining such license or approval.

        10.   Since unauthorized disclosure of Confidential Information will diminish the value to the parties of the proprietary interests that are the subject of this Agreement, if either party breaches any of its obligations hereunder, the other shall be entitled to equitable relief to protect its interests therein, including but not limited to injunctive relief, as well as money damages.

        11.   This Agreement shall govern all communications between the parties that are made during the period from the effective date of this Agreement to the date on which either party receives from the other written notice that subsequent communications shall not be so governed, provided, however, that each party's obligations under Paragraphs 2, 3, 4 and 5 with respect to Confidential Information of the other party which it has previously received shall continue until terminated pursuant to paragraph 6.

        12.   This Agreement shall be construed in accordance with the laws of the State of California, without giving effect to principles of choice of law or conflict of laws.

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        13.   This Agreement is the complete and exclusive statement of the agreement between the parties, and supersedes all prior written and oral communications and agreements relating to the subject matter hereof.

        14.   Any notice required to be given under this Agreement shall be deemed received upon personal delivery (including delivery by commercial courier) or confirmed facsimile transmission, or three (3) days after mailing if sent by registered or certified mail, to the addresses of the parties set forth below, or to such other address as either of the parties shall have furnished to the other in writing. Confidential Information shall not be transmitted by any insecure means, such as facsimile or unencrypted e-mail.

        15.   In the event of invalidity of any provision of this Agreement, the parties agree that such invalidity shall not affect the validity of the remaining portions of this Agreement, and further agree to substitute for the invalid provision a valid provision which most closely approximates the intent and economic effect of the invalid provision.

        IN WITNESS WHEREOF, the parties have executed this Agreement in duplicate as of the date first written above.

Accuray, Inc.		KUKA Robotics Corp.
(Company)
By:		By: /s/
Title:	President	Title:	V.P. Finance/Operations
570 Del Rey Avenue		6600 Center Drive (Address)
Sunnyvale, CA 94086		Sterling Heights, MI 48312

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ACCURAY INCORPORATED

SCHEDULE "G"

—NOTICES—

        At this time there have been no notices provided or in effect with regard to this agreement originating from either Accuray, Inc. or KUKA Robotics Corporation.

QuickLinks

NON-EXCLUSIVE SYSTEM PARTNER AGREEMENT
TABLE CONTENTS
RECITALS
LIST OF SCHEDULES
ACCURAY INCORPORATED SCHEDULE "A" —LIST OF PRODUCTS—
ACCURAY INCORPORATED SCHEDULE "B" [*]
KUKA ROBOTICS CORPORATION STANDARD TERMS AND CONDITIONS OF SALE
ACCURAY INCORPORATED SCHEDULE E
CONFIDENTIALITY AGREEMENT
ACCURAY INCORPORATED SCHEDULE "G" — NOTICES —